                                                                    Exhibit 4.23

[LETTERHEAD OF CITIBANK]

December 5, 2002

Pentalpha Macau Commercial Offshore Limited
Flat C, 15/F.,
Macau Finance Centre
244-246 Rua De Paquim
Macau

Attn:  Mr. John Sham
       President and CEO

Dear Mr. Sham,

Re:  Banking Facility Letter

We are pleased to advise the renewal of the HKD20,000,000.00 (Hong Kong Dollars Twenty Million Only) Short Term Credit Facilities to your esteemed company subject to the terms and conditions outlined below:

Lender    :  Citibank, N.A., Macau Branch ("the Bank")

Borrower  :  Pentalpha Macau Commercial Offshore Limited

Guarantor :  Global-Tech Appliances Inc.

Facility  :  HKD20,000,000.00 (Hong Kong Dollars Twenty Million only) Short
             Term Trade Facility with the following sublimits:

             i) HKD20,000,000.00 full sublimit for issuance of Letters of Credit ("L/C") and Trust Receipt Loans ("TR loans") for purchases under L/C. Maximum tenor for L/C and TR loans is 90 days;

             ii) HKD20,000,000.00 full sublimit for Export Bills Negotiation for up to 90 days to cater for sales under L/C and for discounting of DA/DP Bills against acceptance / payments drawn on approved buyers;

             iii) HKD12,000,000.00 sublimit for import invoice financing to cater for open account purchases for up to 90 days.

Pricing   :    a)  L/C issuance:
                   1/4 % on first USD50,000.00
                   1/16 % on balance.
                   Minimum HKD450.00

               b)  TR loan / Invoice financing / Export Bills Negotiation:
                   For HKD drawing: HKD Prime or 2% p.a. over 1, 2 or 3-month
                                    HIBOR or Citibank
                                    HKD cost of funds, whichever is higher.
                   For USD drawing: USD Prime or 2% p.a. over 1, 2 or 3-month
                                    LIBOR or Citibank
                                    USD cost of funds, whichever is higher.

                                                           A member of citigroup

F1006 (HK)     Organised under the laws of U.S.A. with limited liability

Pentalpha Macau Commercial Offshore Limited
Facility Letter - December 2002

DOCUMENTATION TO BE OBTAINED:

1.   Acceptance of this Facility Letter together with its terms and conditions;
2. Board Resolution from the Borrower and Guarantor validating their acceptance of the facilities together with the terms and conditions as outlined herein;
3. Guarantee to be executed by the Guarantor in support of the Short Term Credit Facilities extended to the Borrower and supporting Board Resolution; and
4. "Advance Agreement/Letter of Set-Off", "Master Agreement for Negotiation/Collection/Advance" and "Continuing Agreement for Letter of Credit" to be executed by the Borrower.

The above facilities are available subject to the satisfactory completion of all required documentation. As a general practice, the Bank reserves the overriding right to modify or cancel the facilities mentioned herein at its sole discretion. However, you can expect that the facilities will be reviewed annually under normal circumstances. Kindly indicate your acceptance of the terms and conditions above by signing and returning the duplicate copy of this letter together with the required documents by January 30, 2003.

We look forward to building a closer relationship with your esteemed group in the years ahead.

Yours sincerely,

/s/ Susanna Wong                        /s/ Alvin Mak
Susanna Wong                            Alvin Mak
Vice President                          Head of Public Sector & PACT,
                                        Local Corporate and Buying Office Group

The above Terms and Conditions are Agreed and Accepted by:

/s/ John C. K. Sham                              /s/ Kwong Ho Sham
---------------------------------------------    -------------------------------
Pentalpha Macau Commercial Offshore Limited      Global-Tech Appliances Inc.
(Borrower)                                       (Guarantor)

                                   Page 2 of 2

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[LETTERHEAD OF CITIBANK]

December 16, 2002

Pentalpha Hong Kong Limited
21/F., Citicorp Centre
18 Whitfield Road
Causeway Bay
Hong Kong

Attn:  Mr. John Sham
       President and CEO

Dear Mr. Sham,

Re:  Banking Facility Letter

This supersedes our Facility Letter dated December 5, 2002.

We are pleased to advise the renewal of the HKD30,000,000.00 (Hong Kong Dollars Thirty Million Only) Short Term Credit Facilities to your esteemed company subject to the terms and conditions outlined below:

Lender    :  Citibank, N.A., Hong Kong Branch ("the Bank")

Borrower  :  Pentalpha Hong Kong Limited

Guarantor :  Global-Tech Appliances Inc.

Facility  :  HKD30,000,000.00 (Hong Kong Dollars Thirty Million only) Short Term
             Trade Facility with the following sublimits:

             i) HKD30,000,000.00 full sublimit for issuance of Letters of Credit ("L/C") and Trust Receipt Loans ("TR loans") for purchases under L/C. Maximum tenor for L/C and TR loans is 90 days;

             ii) HKD30,000,000.00 full sublimit for Export Bills Negotiation for up to 90 days to cater for sales under L/C and for discounting of DA/DP Bills against acceptance / payments drawn on approved buyers;

             iii) HKD18,000,000.00 sublimit for import invoice financing to cater for open account purchases for up to 90 days;

             iv) HKD5,000,000.00 sublimit for overdraft and short term money market loan for up to 60 days;

             v)     USD500,000.00 (United States Dollars Five Hundred Thousand
                    only) pre-settlement exposure (PSE) limit for booking foreign exchange and interest rate contracts, with maximum tenor of 360 days. The PSE will be calculated and conclusively determined in accordance with Citibank's internal methodologies from time to time in use.

                                                           A member of citigroup

F1006 (HK)     Organised under the laws of U.S.A. with limited liability

Pentalpha Hong Kong Limited
Facility Letter - December 2002

Pricing    : a)  L/C issuance:
                 1/4 % on first USD50,000.00
                 1/16 % on balance.
                 Minimum HKD450.00

             b) TR loan/ Invoice financing/ Export Bills Negotiation/ Short Term Money Market Loan:
                 For HKD drawing: HKD Prime or 2% p.a. over 1,2 or 3-month HIBOR or Citibank HKD cost of funds, whichever is higher.
                 For USD drawing: USD Prime or 2% p.a. over 1,2 or 3-month LIBOR or Citibank USD cost of funds, whichever is higher.

             c)  Overdraft:
                 For HKD drawing: 1% p.a. over HKD Prime
                 For USD drawing: 1% p.a. over USD Prime

DOCUMENTATION TO BE OBTAINED:

1.   Acceptance of this Facility Letter together with its terms and conditions;
2. Board Resolution from the Borrower and Guarantor validating their acceptance of the facilities together with the terms and conditions as outlined herein; and
3. Guarantee to be executed by the Guarantor in support of the Short Term Credit Facilities extended to the Borrower and supporting Board Resolution.

As a general practice, the Bank reserves the overriding right to modify or cancel the facilities mentioned herein at its sole discretion. However, you can expect that the facilities will be reviewed annually under normal circumstances. Kindly indicate your acceptance of the terms and conditions above by signing and returning the duplicate copy of this letter together with the required documents by January 30, 2003.

We look forward to building a closer relationship with your esteemed group in the years ahead.

Yours sincerely,

/s/ Alvin Mak
Alvin Mak
Head of Public Sector & PACT,
Local Corporate and Buying Office Group

The above Terms and Conditions are Agreed and Accepted by:

/s/ John C. K. Sham                              /s/ Kwong Ho Sham
---------------------------------------------    -------------------------------
Pentalpha Hong Kong Limited (Borrower)           Global-Tech Appliances Inc.
                                                 (Guarantor)

                                   Page 2 of 2